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                                                                    EXHIBIT 12.2

                             PACCAR Financial Corp.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                        PURSUANT TO THE SUPPORT AGREEMENT
                         BETWEEN THE COMPANY AND PACCAR
                             (Thousands of Dollars)

                                                                      Three Months Ended
                                                                           March 31
                                                                 2000                     1999
                                                            -------------------------------------

FIXED CHARGES
     Interest expense                                       $      40,305               $  30,303
     Facility and equipment rental                                    235                     232
                                                            -------------------------------------

TOTAL FIXED CHARGES                                         $      40,540                $ 30,535
                                                            -------------------------------------

EARNINGS
     Income before taxes                                    $      13,097               $  12,545
     Depreciation                                                   1,397                   1,596
                                                            -------------------------------------

                                                                   14,494                  14,141
     Fixed charges                                                 40,540                  30,535
                                                            -------------------------------------

EARNINGS AS DEFINED                                         $      55,034                $ 44,676
                                                            -------------------------------------

RATIO OF EARNINGS TO FIXED CHARGES                                  1.36x                   1.46x
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